                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [ ]


Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                           DUSA PHARMACEUTICALS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)       Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4)       Proposed maximum aggregate value of transaction:

        5)       Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

        2)       Form, Schedule or Registration Statement No.:

        3)       Filing Party:

        4)       Date Filed:

PRELIMINARY COPY FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION
                           DUSA PHARMACEUTICALS, INC.
                              181 University Avenue
                                   Suite 1208
                         Toronto, Ontario M5H 3M7 CANADA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1998



TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. (the "Company") will be held on Thursday, June 11, 1998, at 11:00 a.m., at the Hotel Inter-Continental, Madison Room, Third Floor, located at 111 East 48th Street, New York, New York to consider and act upon the following matters:

         (1)      Election of five (5) directors of the Company;

         (2) Ratification of the selection of Deloitte & Touche LLP as auditors for the Company for fiscal year 1998;

         (3)      Ratification of amendments to the 1996 Omnibus Plan;

         (4) Approval of an amendment to the Company's Certificate of Incorporation which increases the authorized capital stock of the Company, without par value, from 20,000,000 common shares to 100,000,000 shares which may be designated into classes or series.

         (5) Approval of an amendment to the Company's Certificate of Incorporation and corresponding amendment to the Company's By-laws which would entitle shareholders to remove members of the Board of Directors only for cause.

         (6) Approval of an amendment to the Company's By-laws fixing the range of the number of members of the Board of Directors to at least five and up to nine members.

         (7) Such other business as may properly come before said meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 15, 1998, are entitled to notice of, and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IT DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.



                                        By Order of the Board of Directors



                                        Nanette W. Mantell, Esq.,
                                        Secretary



Dated:  April -, 1998

   PRELIMINARY COPY OF INFORMATION FOR THE SECURITIES AND EXCHANGE COMMISSION


                           DUSA PHARMACEUTICALS, INC.

                                 PROXY STATEMENT


     The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. (the "Company"). If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the shareholder by a later dated proxy, by written revocation addressed to the Secretary of the Company at the address below or by voting by ballot at the Annual Meeting.

     The Company, a New Jersey corporation, maintains principal executive offices at 181 University Avenue, Suite 1208, Toronto M5H 3M7 Canada. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April -, 1998. The Company's Annual Report for 1997, including financial statements for the year ended December 31, 1997, is being mailed to shareholders at the same time.


                                VOTING SECURITIES

     Only shareholders of record at the close of business on April 15, 1998, are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. As of that date, there were [9,365,950] shares of Common Stock without par value ("Common Stock") outstanding and entitled to vote. These shares were the only outstanding shares of the Company. Every holder of outstanding shares of Common Stock entitled to be voted at this meeting is entitled to one vote for each share held. Abstentions and broker non-votes are not included in determining the number of votes cast "for" or "against" a director or proposals (2), (3), (4),
(5), (6) and (7), but are counted in the determination of a quorum. The Company's management currently owns less than one percent of the Company's outstanding Common Stock.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Five (5) directors will be elected to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.


                                    NOMINEES

     The name, age and position with the Company of each director of the Company is listed below, followed by summaries of their background and principal occupations. All of the nominees were elected to the Board of Directors at the last Annual Meeting and all are currently serving as directors of the Company.

     All directors hold office until the Annual Meeting of Shareholders of the Company and until their successors have been elected and qualified. Executive officers are elected annually, and serve at the discretion of the Board of Directors.



                                                                                                    DATE
                           NAME              AGE            TITLE                                   ELECTED
                           ----              ---            -----                                   -------
D. Geoffrey Shulman, MD, FRCPC               43             Chairman of the Board, President,       9/05/91
                                                            Chief Executive Officer,
                                                            Chief Financial Officer, and Director


John H. Abeles, MD                           53             Director                                8/02/94

James P. Doherty, BSc (1)(2)                 70             Director                                9/26/91

Jay M. Haft, Esq.(1)                         62             Director                                9/16/96

Richard C. Lufkin, SB, MBA (2)               51             Director                                1/27/92

----------

         (1)      Member of the Compensation Committee.
         (2)      Member of the Audit Committee.

         Set forth below is certain information, including principal occupations within the five (5) preceding years, with respect to the directors of the Company.

         D. GEOFFREY SHULMAN, MD, FRCPC, is the Company's founder. Dr. Shulman was the President and a director of Draxis Health Inc. from its founding in October 1987 until May 1990, was Co-Chairman from October 1990 to April 1993, and Chairman of the Board of Draxis Health Inc. from April 1993 until March 1996. He also participates, on a limited basis, in a private dermatology practice.

         JOHN H. ABELES, MD, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. Dr. Abeles is a member of the Board of Directors of I-Flow Corporation, Oryx Technology, Inc., PharmaPrint Corp. and Encore Medical Corporation.

         JAMES P. DOHERTY, BSc, has been a director of Draxis Health Inc. since June 1990 and its Vice-Chairman since June 1992. Mr. Doherty joined Draxis Health Inc. in May 1990 as its President and Chief Operating Officer, a position he held until May 1992. Mr. Doherty was Vice President of Corporate Development of the Company from May 1993 to May 1995 when he retired from that position.

         JAY M. HAFT, ESQ., is a strategic and financial consultant. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994, and is currently of counsel to that firm. Mr. Haft is a member of the Boards of Directors of Robotic Vision Systems, Inc., Noise Cancellation Technologies, Inc., Extech Inc., Encore Medical Corporation, Viragen, Inc., PC Service Source, Inc., Oryx Technology, Inc., Thrift Management, Inc. and Conserver Corporation of America.

         RICHARD C. LUFKIN, SB, MBA is the principal and founder of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies.

                              DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no cash compensation for their services as directors or as members of committees. As compensation for their services, outside directors receive $10,000 as an annual retainer for participation at four (4) quarterly meetings, plus $1,000 for attendance at additional meetings in person, or $250 for telephone conference meetings. Outside directors serving on standing committees receive $1,000 for attendance at committee meetings in person, or $250 for telephone conference meetings. Directors are paid out-of-pocket expenses related to their attendance. Directors are awarded options to purchase 15,000 shares of Common Stock upon their initial election to the Board of Directors and options for 10,000 shares of Common Stock for each year of reelection.


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The name, age and position with the Company of each executive officer who is not a director of the Company is listed below, followed by summaries of their background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

                                                                                            DATE
         NAME                                AGE     TITLE                                  ELECTED
         ----                                ---     -----                                  -------
Stuart L. Marcus, MD, PhD..............      51      Vice President of Scientific Affairs   10/11/93


Anthony Schincariol, MBA, PhD..........      56      Vice President of Corporate             6/01/95
                                                     Development

Nanette W. Mantell, Esq................      46      Secretary                               2/19/92

         STUART L. MARCUS, MD, PhD, is employed by the Company. Prior to joining the Company in October 1993, Dr. Marcus was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc. in Fort Lee, New Jersey. From April 1987 until October 1992, he was employed by the Medical Research Division of the American Cyanamid Company in Pearl River, New York. During those years, Dr. Marcus directed photodynamic therapy clinical development, among other assignments. He is also a voluntary assistant attending physician in the Department of Oncology at Montefiore Medical Center, Bronx, New York, a position he has held since 1987.

         ANTHONY SCHINCARIOL, MBA, PhD, became employed by the Company in July 1995. Prior to joining the Company as a consultant in November 1994, Dr. Schincariol was General Manager of Synergen Canada Inc., a biotechnology company, from March 1993 to August 1994. From January 1986 to March 1993, he was Marketing and New Products Director at Genentech Canada Inc., a biotechnology company.

         NANETTE W. MANTELL, ESQ. is Secretary to the Company. She is a shareholder with the law firm of Lane and Mantell, a professional corporation, Somerville, New Jersey. Ms. Mantell has held this position since February 1, 1989.

                      MEETINGS AND COMMITTEES OF THE BOARD

         During the year ended December 31, 1997, there were seven (7) meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board. The Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee.

         The Audit Committee currently consists of two directors: Mr. Doherty and Mr. Lufkin. The Audit Committee, at its discretion, acts as liaison between the Board of Directors and the independent auditors. The Committee reviews with the independent auditors the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. The Audit Committee met four (4) times during 1997.

         The Nominating Committee consists of the entire Board acting as a Committee of the Whole. The Nominating Committee reviews all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee did not meet during 1997. Shareholders who wish to suggest qualified candidates should write to: Administrator, Nominating Committee, DUSA Pharmaceuticals, Inc., 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada, stating in detail the qualifications of such persons for consideration by the Nominating Committee.

         The Compensation Committee currently consists of Mr. Doherty and Mr. Haft. The Compensation Committee met two (2) times during 1997. The Compensation Committee considers executive compensation of the Company's three key officers and compensation of directors. The Committee considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year 1998. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

               PROPOSAL NO. 3 - AMENDMENT OF THE 1996 OMNIBUS PLAN

         The Company's 1996 Omnibus Plan (the "Plan"), was ratified by the Company's shareholders at the 1996 Annual Meeting of Shareholders. The Plan provides for the granting of awards to purchase up to a maximum of 10% of the number of shares of the Company's outstanding Common Stock. The Plan authorizes the granting of nonqualified stock options ("NQSOs"), incentive stock options ("ISOs"), and stock appreciation rights (the right to receive, upon surrender of the right, but without payment, an amount payable in cash)("SARs"), restricted stock or other securities to directors, officers, employees and consultants of the Company. At the June 5, 1997 Annual Meeting, the Company's shareholders approved several amendments to the 1996 Omnibus Plan: (i) Providing for appointment of a Committee of Non-Employee Directors or the entire Board of Directors (the "Committee") to administer the Plan; (ii) Permitting the Board of Directors to amend the Plan, or outstanding option grants, without shareholder approval, subject to consent of the holders of awards and all regulatory requirements; iii) Providing for a cashless exercise of awards by directors; and
(iv) Providing for the elimination of the four-year vesting provision of awards to directors.

         Grants may be made to key employees and consultants of the Company solely at the discretion of the Board of Directors or the Committee. Directors of the Company are eligible to receive automatic grants of NQSOs under the Plan. Each individual who is appointed a director shall receive 15,000 options to purchase shares of Common Stock of the Company. Thereafter, on the day after the Annual Meeting of Shareholders, each individual who is a continuing director will automatically receive 10,000 options to purchase shares of Common Stock of the Company. Currently, directors of the Company are entitled to receive options to purchase stock only pursuant to these formula awards. The Plan currently provides that each NQSO granted to persons other than directors or ISO shall vest over four (4) years at a rate of twenty-five percent (25%) per year subject to certain conditions involving continuous periods of service or engagement. Options granted to directors vest immediately. The exercise price of options shall be not less than the fair market value of the Company's Common Stock on the date of the grant. Grantees may pay the exercise price by surrender of the Company's Common Stock or cash or a combination of stock and cash. The options shall expire ten (10) years from the date of the grant.

         As of April 1, 1998, there were 450,000 NQSOs and 130,000 ISOs outstanding pursuant to the Plan. On the day after the 1998 Annual Meeting of Shareholders, an additional 50,000 NQSOs will be granted to the members of the Board of Directors.

         The Board of Directors has approved two additional amendments to the Plan. The first amendment would increase the number of shares available for issuance upon exercise of options granted under the Plan from ten percent (10%) of the number of shares of Common Stock outstanding to fifteen percent (15%) of the number of shares of Common Stock outstanding. The Board believes that the proposed increase in the number of shares available for issuance under the Plan is necessary to continue the effectiveness of the Plan in attracting, motivating and retaining employees, consultants, and directors with appropriate experience and ability; and to increase grantees' alignment of interest with the Company's shareholders.

         The second amendment approved by the Board permits the Committee to grant options to members of the Board as it may determine, subject to the terms and conditions of the Plan, other than the automatic grants provided in the Plan upon initial election and annual reelection to the Board. The Board believes that the Committee should have the flexibility to make grants of options to members of the Board for special services or for other incentive purposes.

         A majority of the votes cast by shareholders entitled to vote, whether in person or by proxy, is required in order to adopt the amendments to the Plan.

         The full text of the proposed amended 1996 Omnibus Plan is attached to this Proxy Statement as Exhibit A and reference is made to such Exhibit for a complete statement of the amendments to the Plan.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 1996 OMNIBUS PLAN.


 PROPOSAL NO. 4 - TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                  INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

         On September 26, 1997, the Board of Directors voted in favor of adopting, and directed that there be submitted to the shareholders for their approval, an amendment to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized shares from 20 million shares of Common Stock, without par value, to 100 million shares (40 million of which are designated Common Stock and 60 million of which may be further divided into classes or series of shares with rights, preferences and limitations as may be determined by the Board of Directors from time to time. Shares of the Company's Common Stock, and the additional shares proposed for authorization, do not have preemptive or similar rights.

         As of April 1, 1998, there were approximately 9,365,950 shares of Common Stock issued and outstanding, and approximately 2,183,300 shares reserved for future issuance pursuant to the Company's current and former option and benefit plans, underwriters' options from the Company's public offerings, and previously granted warrants. If the proposed amendment to the Certificate is approved, the Board of Directors will have the authority to issue approximately 28,450,750 additional common shares and 60 million shares in classes or series to be determined by the Board without further shareholder approval, except as may be required for a particular transaction by applicable law, regulatory agencies, or by the rules of The Nasdaq Stock Market or any other exchange on which the Company's securities may then be listed. Generally, The Nasdaq Stock Market currently requires shareholder approval for any transaction or series of transactions (other than a public offering for cash) in which Common Stock will be issued having voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock in the transaction (s), or if the number of shares of Common Stock to be issued is or will be equal to or more than 20% of the number of shares of Common Stock outstanding before the issuance. The additional shares could be used for issuance for the potential corporate purposes described below, including in connection with the Company's Shareholder Rights Plan also described below.

         The additional shares may be used for such corporate purposes as may be determined by the Board of Directors from time to time to be necessary or desirable. These purposes may include, without limitation, raising capital through the sale of Common Stock; acquiring other businesses in exchange for shares of the Company; attracting and retaining valuable employees by the issuance of additional securities under the Company's various employee stock plans; effecting a stock split or issuing a stock dividend; and other transactions involving the use of Common Stock or other classes or series of shares that may be created by the Board of Directors from time to time. The Company at present has no commitments, agreements or undertakings to issue any such additional shares.

Reasons for Increase in Authorized Common Stock

         The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide additional shares to be available for issuance for the potential corporate purposes described above, without having to incur the delay and expense incident to holding a special meeting of shareholders to approve an increase in authorized capital at such time, and for the use in the Shareholder Rights Plan if required. Although there is no specific number of shares designated for use in the Shareholder Rights Plan, a larger number of authorized but unissued shares of Common Stock available for the shareholders to purchase upon exercise of the Rights than is currently available increases the Board of Directors' flexibility in administering the Shareholder Rights Plan. The Board of Directors considers the authorization of additional shares advisable for this reason but more importantly to ensure the prompt availability of sufficient shares for issuance for other corporate purposes should needs or opportunities arise. The Board of Directors cannot predict the timing, magnitude or purpose of any future issuance of such shares.

Shareholder Rights Plan

         On September 26, 1997 the Company adopted a Shareholders Rights Plan (the "Plan"). In accordance with the Plan, one right was distributed as a dividend for each outstanding share of Common Stock of the Company to holders of record as of October 24, 1997. Each right entitles shareholders to purchase one unit at a purchase price of $50.00. Each unit consists of one-tenth of a share of common stock of the Company and a note equal to nine-tenths of a share of Common Stock based on the fair market price of the Company's Common Stock on the date of exercise. The rights may be exercised only if a person or group either acquires or announces a tender offer to acquire 15% or more of the Company's outstanding Common Stock, or if a person or group is declared an adverse person, as such term is defined in the Plan. The rights may be redeemed by the Company at a redemption price of one-tenth of a cent per right until 10 days following the date a person acquires 15% or more of the Company, or unit such later date as may be determined by the Board.

         Under the Plan, if a person or group acquires 15% or more of the Company's Common Stock, all holders of rights (other than the acquiring shareholder) may, upon payment of the purchase price then in effect, purchase shares of the Company's Common Stock having a value of twice the purchase price. In the event that the Company is involved in a merger or other similar transaction where it is not the surviving corporation, all holders of rights (other than the acquiring shareholder) shall be entitled, upon payment of the then in effect purchase price, to purchase Common Stock of the surviving corporation having a value of twice the purchase price. The rights will expire on September 26, 2007, unless previously redeemed.

         The Shareholder Rights Plan is designed to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company's shareholders. The Shareholder Rights Plan was not adopted by the Board in response to any specific offer or threat, but rather is intended to protect the interests of shareholders in the event the Company is confronted in the future with takeover tactics.

         A copy of the Shareholder Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K dated October 24, 1997. A copy of the Shareholder Right Agreement is available free of charge from the Company.

Anti-takeover Considerations

         If the proposed amendment to the Certificate is approved, the Board of Directors will have the authority to issue approximately 28,450,750 additional shares of Common Stock and 60 million shares in other classes or series of shares without further shareholder approval (except as may otherwise be required by law, applicable regulatory agencies, The Nasdaq Stock Market or other stock exchanges on which the Company's shares are then listed). Issuance of shares of Common Stock under the Shareholder Rights Plan could be used to make a change in control of the Company more difficult or costly by diluting stock ownership of persons seeking to obtain control of the Company. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company.

         The Company is incorporated under the laws of New Jersey, and will, in certain circumstances, be subject to the New Jersey Shareholders Protection Act ("NJSPA"), an anti-takeover law. The NJSPA has the effect of prohibiting the Company from engaging in any "business combination" with an "interested shareholder" (defined to include any person who is the beneficial owner of 10% or more of the Company's outstanding voting securities or is an affiliate or associate of the Company who has beneficially owned 10% or more of the voting power of the Company at any time during the five-year period immediately prior to the date in question) for five years after the date of the transaction in which the person became an "interested shareholder," unless the "business combination" was approved by the board of directors prior to that date. After the five-year waiting period has elapsed, a "business combination" between the Company and an "interested shareholder" will be prohibited unless the "business combination" is approved by the holders of two-thirds of the voting stock not beneficially owned by the "interested shareholder," or unless the price per share to be received by shareholders in the "business combination" exceeds a certain minimum price which is designed to insure that all shareholders (other than "interested shareholders") receive at least the highest price paid by the "interested shareholders."

         NJSPA defines "business combination" to include, among other events, a merger or consolidation between the Company and the "interested shareholder or any affiliate or associate thereof," any sale, lease, exchange mortgage, pledge, transfer or other disposition to or with the "interested shareholder of any affiliate or associate thereof" which exceeds 10% of the aggregate market value of the Company's total assets, outstanding stock, or income; the issuance or transfer to the "interested shareholder or any affiliate or associate thereof" of any stock of the Company having an aggregate market value equal to or greater than five percent of the Company's outstanding stock; and the receipt by the "interested shareholder" of any loans or other financial assistance from the Company.

         Certain provisions of the Company's By-laws may also act to delay, defer or prevent changes in control or management of the Company. Special meetings of the shareholders of the Company may be called by the President or majority of the Board of Directors or by shareholders; if called by shareholders, the call must be made by holders of 10% in interest of the capital stock entitled to vote at the meeting. In addition, under amendments to the Certificate and Article II, Section I of the By-laws adopted by the Board of Directors on September 26, 1997, and described on pages 6-7 of this Proxy Statement, a shareholder may remove a member of the Board of Directors only for cause and may only fill vacancies for up to nine (9) members.

         Any or all of the Company's ability to issue a large number of shares of Common Stock without further shareholder approval, the provisions of the New Jersey Shareholder Protection Act and the By-laws of the Company described above, and the Shareholder Rights Plan may have the effect of delaying, deferring or preventing changes in control or management of the Company.

Approval of Amendment

         Approval of the proposed amendment would require the affirmative vote of a majority of the votes cast by holders of Common Stock entitled to vote, whether voting in person or by proxy, at the Annual Meeting of Shareholders. If the shareholders do not approve the amendment to the Company's Certificate to increase the authorized shares, the Shareholders Rights Plan will remain in full force and effect. If shareholder authorization is granted, the Company will promptly file a Certificate of Amendment to the Company's Certificate to increase the authorized shares. Upon filing, all shareholders of the Company will be bound by the amendment, whether or not they voted to approve it.

         The full text of the proposed amendment is attached to this Proxy Statement as Exhibit B. Reference is made to Exhibit B for a complete statement of the amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED SHARES.


 PROPOSAL NO. 5 - TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND
             BY-LAWS TO ELIMINATE THE SHAREHOLDER'S RIGHT TO REMOVE A
                             DIRECTOR WITHOUT CAUSE

         On September 26, 1997, at the same meeting during which the Board of Directors adopted the Shareholder Rights Plan, the Board adopted an amendment to the Company's Certificate of Incorporation (the "Certificate"), subject to shareholder approval, which provides that any one or more directors of the Company may be removed with cause at any time by an affirmative vote of the holders of record of at least a majority of the shares of Common Stock of the Company. The addition of this provision to the Company's Certificate, as new Article Eighth, eliminates the shareholders' ability to remove a number of the Board of Directors without cause. The Board of Directors believes that it is in the interests of all shareholders for board members to serve for the full term for which they were elected, particularly if a board member is performing his or her obligations. Furthermore, the Board believes that its members are in the best position to determine whether it may be necessary to remove a director. If this amendment is adopted, the shareholders retain the right to remove a director for cause.

         The Company's Board of Directors has adopted a corresponding amendment to Article II, Section 1, Paragraph 5 of the Company's By-laws. The By-laws may be amended by the Board of Directors without shareholder approval. However, if the By-law amendment is only adopted by the Board, the New Jersey Business Corporation Act (NJSA 14A:2-9) provides that shareholders may repeal or alter the amendment at a later date. The Board believes it to be in the best interests of the Company and all of its shareholders to seek shareholder approval of this amendment to the By-laws. If the shareholders do not approve the proposed amendment to the Certificate, the amendment will not be adopted. However, if the corresponding amendment to By-laws is not adopted by the shareholders, the amendment to the By-laws shall remain effective until such time as it is further altered, repealed or amended by the Board or the shareholders.

         These provisions may have the effect of making it more difficult for an unfriendly potential acquiror to take control of the Company's Board of Directors. The Board of Directors believes that these amendments are consistent with the goals of the Company to protect its shareholders from an unfair price by an unfriendly offeror who does not wish to negotiate with the members of the Board who were elected by such shareholders.

         A majority of the votes cast by shareholders entitled to vote, whether in person or by proxy, is required in order to adopt the amendment to the Certificate and the amendment to the By-laws.

         The full text of the proposed amendment to the Certificate of Incorporation and By-laws is attached to this Proxy Statement as Exhibit B. Reference is made to Exhibit B for a complete statement of the amendments.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS ELIMINATING THE SHAREHOLDERS' RIGHT TO REMOVE A DIRECTOR WITHOUT CAUSE.


     PROPOSAL NO. 6 - TO AMEND THE COMPANY'S BY-LAWS TO PROVIDE A RANGE FOR
                       THE SIZE OF THE BOARD OF DIRECTORS

         Also, on September 26, 1997, the Company's Board of Directors adopted an amendment to Article II, Section 1, Paragraph of the Company's By-laws providing that Board shall consist of at least 5 and up to 9 members as may be determined from time to time by the Board. Prior to the amendment, the Board size was at least one (1) member but had no upper limit. The Board of Directors is satisfied with its current number of five members, but expects that as the Company expands its operations, it may wish to increase the number of members in order to bring additional expertise to the Board. However, the Board believes that too many members may diminish the effectiveness and productivity of Board meetings.

         By fixing the maximum number of members at nine (9), an unfriendly acquiror may be hampered in gaining control of the Board of Directors if a slate of less than nine (9) members was elected at the most recent annual meeting of shareholders. It is a goal of the Company's Board of Directors to encourage potential acquirors to negotiate with the then current Board in order to protect the interests of all of the Company's shareholders.

         The By-laws may be amended by the Board of Directors without shareholder approval. However, if the By-law amendment is only adopted by the Board, the New Jersey Business Corporation Act (NJSA 14A:2-9) provides that shareholders may repeal or alter the amendment at a later date. The Board believes it to be in the best interests of the Company, and all of its shareholders, to seek approval of this amendment to the By-laws. If the amendment is not adopted by the shareholders, the amendment shall remain effective until such time as it is further altered, repealed or amended by the Board or the shareholders.

         A majority of the votes cast by holders of the Common Stock entitled to vote, whether in person or by proxy, is required to adopt the amendment to the By-laws.

         The full text of the proposed amendment to the By-laws is attached to this Proxy Statement as Exhibit B. Reference is made to Exhibit B for a complete statement of the amendments.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S BY-LAWS.


                             EXECUTIVE COMPENSATION

         As of December 31, 1997, the only persons to receive cash compensation in excess of $100,000 were the Company's President and Chief Executive Officer, and its two Vice Presidents.


                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term Compensation
                                                                                 --------------------------------------------------

                                                  Actual Compensation                          Awards          Payouts
                                         --------------------------------------  --------------------------------------
                                                                     Other
                                                                     Annual       Restricted
                                                                     Compen-        Stock                       LTIP      All Other
Name and Principal                         Salary       Bonus        sation        Award(s)       Option       Payouts     Compen-
Position                        Year         ($)         ($)         ($)(1)          ($)            (#)          ($)      sation ($)
---------------------------- ----------  ----------- -----------  -------------  ------------  ------------- ----------- -----------
D. Geoffrey Shulman,         1997        250,000      125,000          --             --        10,000(2)        --           --
MD, FRCPC, Chairman          1996        250,000       82,500          --             --       260,000(2)        --           --
of the Board, President,     1995        200,000       90,000          --             --            --           --           --
Chief Executive Officer
and Chief Financial
Officer
Stuart L. Marcus, MD,        1997        180,000       45,000          --             --            --           --           --
PhD, Vice President of       1996        166,900       27,817          --             --       100,000(3)        --           --
Scientific Affairs           1995        155,250       25,850          --             --            --           --           --

Anthony Schincariol,         1997        110,000       27,500          --             --            --           --           --
MBA, PhD, Vice               1996         92,000       15,142          --             --        75,000(4)        --           --
President of Corporate       1995(4)         --          --            --             --        15,000(4)        --           --
Development


(1) Neither Dr. Shulman, Dr. Marcus nor Dr. Schincariol had perquisites in excess of $50,000 or 10% of salary and bonus reported for 1997, 1996, and 1995.

(2) On February 16, 1996, Dr. Shulman was awarded options to purchase 250,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Plan. These options have an exercise price of U.S. $7.75 per share, the closing price of the Company's Common Stock on The Nasdaq Stock Market on February 16, 1996. On June 7, 1996, Dr. Shulman received an automatic grant of non-qualified stock options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $9.875 per share, the closing price of the Company's Common Stock on June 6, 1996. He received an automatic grant on June 6, 1997 in the same amount at an exercise price of $6.25, being the closing price on the date of grant.

(3) On February 16, 1996, Dr. Marcus was awarded options to purchase 100,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Plan. These options have an exercise price of U.S. $7.75 per share, the closing price of the Company's Common Stock on The Nasdaq Stock Market on February 16, 1996.

(4) Dr. Anthony Schincariol became Vice President of Corporate Development on August 3, 1995. As of December 31, 1995, he received annual cash compensation in the form of consulting fees, salary, and bonus equal to $96,599. Dr. Schincariol was granted options to purchase 15,000 shares of the Company's Common Stock, at an exercise price of CDN.$6.51 per share on June 1, 1995. On February 16, 1996, Dr. Schincariol was awarded options to purchase 75,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Plan. These options have an exercise price of U.S. $7.75 per share, the closing price of the Company's Common Stock on The Nasdaq Stock Market on February 16, 1996.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two (2) non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and recommends participants and amounts of stock option awards to the Company's Board of Directors. The Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of the Company. The Committee evaluates compensation based upon the achievement by the individual of corporate goals, and the performance of individual responsibilities. The Company's President and Chief Executive Officer, Dr. D. Geoffrey Shulman, is not a member of the Committee, however, the Committee sought input from Dr. Shulman regarding the performance of the Company's two Vice Presidents. Dr. Shulman was present, at the invitation of the Committee, at the meetings of the Compensation Committee in 1997.

     The Company's executive compensation programs consist of base salary, cash bonus incentives, and stock option awards. The goals of the Company's executive officer compensation policies are to attract, retain, and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The executive officers were evaluated by the Committee against established goals for 1997 within each executive officer's area of responsibility, including strategic plan implementation, completion of the Company's first Phase III clinical trials and identification of a dermatology strategic alliance partner and significant progress of a transaction relating thereto.

     With regard to base salary, the Committee believes that the Company's officers should be compensated at levels comparable to the base salary of executive officers at similar development stage or small public biotechnology or pharmaceutical companies. The Committee considered survey data of companies in these groups in setting the salaries for the Company's top three executive officers prepared by Deloitte & Touche, LLP compensation benefits group.

     In determining appropriate levels of cash bonus awards for 1997, the Committee considered the specific corporate goals of the Company and personal goals set for each of the executive officers. The Company's two Vice Presidents were eligible to receive up to 25% of their base salary as a cash bonus award. The Committee concluded that the Company's overall performance in 1997 justified favorable consideration of the Company's executive officers with regard to bonus awards. Thus, for 1997, the Company's two Vice Presidents received the maximum cash bonus awards to which they were entitled. These cash awards were paid in 1998.

     The Committee also is using the survey data from Deloitte & Touche, LLP to monitor and evaluate the long-term incentive compensation levels of its officers and directors. The Committee believes that a strong stock ownership program is essential to the long-term growth of the Company. In 1996, the Company's three key executive officers received awards of stock options to emphasize the long-term focus required for success in the pharmaceutical industry. No additional grants were made to the officers in 1997.

Compensation of the President and Chief Executive Officer.

     Dr. Shulman's base salary and cash bonus award for 1997 were determined with reference to the same measures used for all executive officers of the Company, but with particular emphasis on the maintenance of the financial strength of the Company and the preparation for transition from a development-stage company to an operating company subsequent to approval by the Food and Drug Administration of its first product. Dr. Shulman's base salary for 1997 was $250,000 (which

--------

     (1)The material in this report and under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

he began receiving in February, 1996.) With regard to a cash bonus award, Dr. Shulman is eligible to receive up to 50% of base salary, or $125,000. For 1997, Dr. Shulman's bonus award was the maximum amount. Dr. Shulman's 1997 cash bonus award was paid to him in 1998. The Committee has determined that Dr. Shulman's 1998 base salary will be $275,000. The Compensation Committee exercised its subjective judgment and discretion in determining the amounts of Dr. Shulman's base salary, bonus award, and stock option award for 1997.


                                         James P. Doherty
                                         Jay M. Haft


                         COMMON STOCK PERFORMANCE GRAPH

           COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN


EDGAR Representation of Data Points Used in Printed Graphic


                                                                          FISCAL YEAR ENDING
                                              1992           1993           1994           1995          1996           1997
                                              ----           ----           ----           ----          ----           ----
DUSA Pharmaceuticals, Inc.                    $100            $72.92         $81.25        $110.42       $116.67        $191.67
Media General Financial Services Drug
  Manufacturers Index                         $100            $90.69         $97.57        $155.65       $189.69        $271.08
NASDAQ Market Index                           $100           $119.95        $125.94        $163.35       $202.99        $248.30

     The graph above compares cumulative total shareholder return on the Common Stock of the Company for the five-year period ended December 31, 1997, with the cumulative total return on The Nasdaq Market Index and the Media General Drug Manufacturer Index over the same period. The identity of those corporations included in the Media General Financial Services Drug Manufacturer Index may be obtained by contacting the Company, Shari Lovell, DUSA Pharmaceuticals, Inc., 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada.

     The graph assumes $100 were invested on January 1, 1993, in the Common Stock of the Company, and each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                              OPTION GRANTS IN 1997

      The following grants of stock options were made to the named executive officers during fiscal year 1997.

                                            INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE VALUE
                                                                                                      OF ASSUMED ANNUAL RATES OF
                                                                                                       STOCK PRICE APPRECIATION
                                                                                                           FOR OPTION TERM(3)

                                 Number of        % of Total
                                Securities       Options/SARs
                                Underlying        Granted to        Exercise or
                               Options/SARs        Employees        Base Price
      Name                      Granted (1)      in Fiscal Year     ($/Share)(2)    Expiration Date     5%($)        10%($)
----------------------------   -------------     ---------------    ------------    ---------------    -------      -------
    Dr. D. Geoffrey Shulman      10,000                25%            $6.25            6/6/07          $39,300      $99,640

    Dr. Stuart L. Marcus            --                 --               --                 --              --           --

    Dr. Anthony Schincariol                            --               --                 --              --           --


Notes:

(1) All options in this table have been granted pursuant to the 1996 Omnibus Plan as amended. The options have exercise prices equal to the fair market value on the date of the grant. Dr. Shulman's options were granted automatically and were immediately vested upon his reelection to the Board of Directors on June 5, 1997. The option expires ten (10) years from the date of the grant.

(2) Under the 1996 Omnibus Plan, as amended by the shareholders on June 5, 1997, the exercise price of options granted to directors, which include the 10,000 grant to Dr. Shulman, may be paid in cash, or at the discretion of the Compensation committee, by tender of Common Stock and cash or through other such means as the Committee determines are consistent with the 1996 Omnibus Plan.

(3) The potential realizable value is calculated based on the fair market value of the Company's Common Stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the SEC. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.



    AGGREGATE OPTION EXERCISES IN 1997 AND OPTION VALUES AT DECEMBER 31, 1997

      The following table provides certain information as to certain stock options exercisable by the named executive officers for the fiscal year 1997, and the value of such options held by them at December 31, 1997, measured in terms of the closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1997, which was $11.50 per share.

              AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                                                      Value of
                                                                                Number of            Unexercised
                                                                               Unexercised          In-the-Money
                                                                               Options at            Options at
                                                                            December 31, 1997     December 31, 1997

                                 Shares Acquired                              Exercisable/          Exercisable/
Name                             on Exercise (#)     Value Realized ($)       Unexercisable         Unexercisable
----                             ---------------     ------------------       -------------         -------------
Dr. D. Geoffrey Shulman                --                    --                 166,250/            $810,156.25/
                                                                                203,750             $782,343.75

Dr. Stuart L. Marcus                   --                    --                  65,000/            $298,750/
                                                                                 75,000             $281,250

Dr. Anthony Schincariol                --                    --                  26,250/            $121,875/
                                                                                 63,750             $262,500

                               OTHER COMPENSATION

         An employment agreement dated as of March 20, 1997 (the "Shulman Agreement") between the Company and D. Geoffrey Shulman, MD, FRCPC which renewed his original employment agreement dated October 1, 1991 (the "October Agreement") sets out the remuneration, benefits, and incentive bonuses which Dr. Shulman is to receive in his capacity as Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of the Company. In the October Agreement, Dr. Shulman was granted an option to purchase 50,000 shares of Common Stock of the Company at CDN. $6.79 per share (equal to U.S. $6.00 as of September 30, 1991), on certain terms and conditions. Upon completion of the Company's Initial Public Offering on January 17, 1992, the Company issued to Dr. Shulman Class B Warrants to purchase 350,000 shares of Common Stock, exercisable at the Canadian dollar equivalent to U.S. $6.00 per share on January 17, 1992. On September 18, 1996, the expiration date of these warrants was extended by the Board of Directors from January 17, 1997 to January 17, 2002. On March 16, 1993, the Board of Directors granted Dr. Shulman additional options to purchase 25,000 shares of the Company's Common Stock at CDN. $10.75 per share, on certain terms and conditions. Subsequently, Dr. Shulman relinquished 10,000 of such options due to a ceiling imposed by a policy of The Toronto Stock Exchange which would have prevented the grant of a further 40,000 options to Dr. Marcus, a new employee. On February 17, 1994, Dr. Shulman was granted an additional 10,000 options at CDN. $6.50 per share under certain terms and conditions to replace those options previously relinquished. An additional 25,000 options at CDN. $4.69 per share were granted to Dr. Shulman on August 2, 1994. On February 16, 1996, Dr. Shulman was awarded options to purchase 250,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Plan. These options have an exercise price of U.S. $7.75 per share, the closing price of the Company's Common Stock on The Nasdaq Stock Market on February 16, 1996. On February 16, 1996 the Board of Directors unanimously passed a resolution extending the expiration date by five (5) years of all options granted by the Company prior to the establishment of the Company's 1994 Restricted Stock Option Plan. Accordingly, the expiration date of 50,000 options, granted September 30, 1991 was extended from September 30, 1996 to September 30, 2001 as a result of the board action. Similarly, the expiration date of 15,000 options granted March 16, 1993, was extended from March 16, 1998 to March 16, 2003 and the expiration date of 10,000 options granted February 17, 1994 was extended from February 17, 1999 to February 17, 2004 . All such extensions were approved by the shareholders at the 1996 Annual Meeting of Shareholders. Automatically under the 1996 Omnibus Plan, options for 10,000 shares were granted to Dr. Shulman, as a director, on June 7, 1996, the day following the 1996 Annual Meeting of Shareholders at an exercise price of U.S. $7.75 per share. After the 1997 Annual Meeting, he received options for 10,000 shares at an exercise price of $6.25 per share. Dr. Shulman's employment is terminable in accordance with the terms of the Shulman Agreement. The Company may terminate the Shulman Agreement at any time, for cause, without notice. If Dr. Shulman's employment is terminated without cause, the Company shall pay Dr. Shulman a severance allowance equivalent to one year of his then current base salary, payable in a lump sum, within sixty (60) days following the date of termination. Dr. Shulman shall also have the right to exercise, for a period of one year from the date of termination, all stock options granted to him pursuant to the terms of this agreement or otherwise, or any stock option plan in effect prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law. These payments referred to above shall not be subject to set-off or deduction as a result of Dr. Shulman obtaining alternate employment following such termination or otherwise mitigating any damages arising from such termination. In the event that Dr. Shulman is terminated upon a "change of control", as defined in Dr. Shulman's employment agreement, the Company shall pay to Dr. Shulman a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In the event Dr. Shulman should die, his heirs or beneficiaries will be entitled to any company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

         Effective October 11, 1993, the Company entered into an employment agreement with Dr. Stuart L. Marcus, its Vice President of Scientific Affairs (the "Marcus Agreement"). In connection with the agreement, the Company granted an option, pursuant to the Company's Incentive Stock Option Plan, to purchase 40,000 shares of Common Stock at $6.375 per share, being the closing stock market price on NASDAQ on the date of employment. These options will become exercisable at the rate of 25% per year over four years and have a term of ten years. On February 16, 1996, Dr. Marcus was awarded options to purchase 100,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Plan. These options have an exercise price of U.S. $7.75 per share, the closing price of the Company's Common Stock on The Nasdaq Stock Market on February 16, 1996. Dr. Marcus's employment is terminable in accordance with the terms of the Marcus Agreement. The Company may terminate the Marcus Agreement at any time, for cause, without notice. If Dr. Marcus's employment is terminated without cause, the Company shall pay Dr. Marcus a severance allowance equivalent to one week's current base salary for each year of service (but not less than four (4) weeks of such salary), payable in a lump sum, within sixty (60) days following the date of termination. In the event Dr. Marcus should die, his heirs or beneficiaries will be entitled to any company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, subject to the terms and conditions of such options.

         The Company has granted options to purchase shares of Common Stock to its directors, officers, certain consultants and employees of the Company and others.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 1998 by: (i) each director of the Company; (ii) the named executive officers; and (iii) all beneficial owners of greater than 5% of the Company's outstanding Common Stock;
(iv) all directors and officers of the Company as a group (unless otherwise indicated, all of such shares of Common Stock are held beneficially and of record). To the Company's knowledge, Bulldog Capital Management Limited Partnership, and Dr. D. Geoffrey Shulman are the only beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock:

                                                          NUMBER OF SHARES        PERCENTAGE OF
NAME                                                      BENEFICIALLY OWNED    OUTSTANDING SHARES (1)
----                                                      ------------------    ----------------------
D. Geoffrey Shulman, MD, FRCPC .....................           593,699(2)                 5.9%
Stuart L. Marcus, MD, PhD ..........................            90,000(3)                  *%
Anthony Schincariol, MBA, PhD ......................            45,000(4)                  *%
John H. Abeles, MD .................................            23,750(5)                  *%
James P. Doherty, BSc ..............................            60,050(6)                  *%
Jay M. Haft, Esq ...................................            13,750                     *%
Richard C. Lufkin ..................................            32,500(7)                  *%
All directors and officers as a group
 (consisting of 8 persons) .........................           889,749(8)                 8.6%
Bulldog Capital Management Ltd. Partnership.........           521,000(9)                 5.6%
Mutual Asset Management (Canadian) .................           500,000(10)                5.3%


*Less than 1%.

Notes:

(1) The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed, those shares that are beneficially, yet not directly, owned.

(2) 350,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire beneficial ownership through the exercise of his Class B Warrants which have an exercise price of CDN. $6.79 per Warrant, and 231,250 of such shares represent shares with respect to which Dr. Shulman has the right to acquire beneficial ownership through the exercise of options. Dr. Shulman's address is 181 University Avenue, Suite 1208, Toronto, ON, M5H 3M7 CANADA.

(3) All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire beneficial ownership through the exercise of options.

(4) All of the shares indicated represent shares with respect to which Dr. Schincariol has the right to acquire beneficial ownership through the exercise of options.

(5) All of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire beneficial ownership through the exercise of options.

(6) 57,500 of the shares indicated represent shares with respect to which Mr. Doherty has the right to acquire beneficial ownership through the exercise of options.

(7) All of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire beneficial ownership through the exercise of options.

(8) All of the shares indicated, Class B Warrants and options, as the case may be, as discussed in footnotes (2) through (7) above are included, as well as 31,000 shares beneficially owned by an officer of the Company, 30,000 shares of which the officer has the right to acquire beneficial ownership through the exercise of options.

(9) The number of shares beneficially owned, and the percentage of outstanding shares reported here are based on information disclosed by Bulldog Capital Management Limited Partnership on Schedule 13F filed during December, 1997 with the Securities and Exchange Commission.

(10) The number of shares beneficially owned, and the percentage of outstanding shares reported here are based upon information from Bloomberg Financial Markets and Commodities News Service dated April 13, 1998.

                              SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement for the 1998 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December -, 1998. Proposals should be directed to the attention of Ms. Shari Lovell at the principal executive offices of the Company, 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada, or to the attention of the Secretary, Ms. Nanette W. Mantell, c/o Lane and Mantell, a professional corporation, 991 Route 22 West, Suite 102, PO Box 8539, Somerville, New Jersey 08876.

                              CERTAIN TRANSACTIONS

LANE AND MANTELL

     Lane and Mantell, a professional corporation, which serves as legal counsel in the United States for the Company, and in which Ms. Mantell is a principal, received approximately $214,000 for legal fees and costs during the last fiscal year.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers and any person holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on its review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997. In making these statements, the Company has relied on the written representations of its directors, officers and holders of more than ten percent (10%) of the Company's Common Stock, and copies of the reports that they have filed with the SEC.

                                  OTHER MATTERS

     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

     The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of under $10,000.

                                    EXHIBIT A

                           DUSA PHARMACEUTICALS, INC.

                                1996 OMNIBUS PLAN
                            (AS AMENDED JUNE 5, 1997)


                               ARTICLE I - PURPOSE

         This Omnibus Plan (the "Plan") is intended to promote the growth and general prosperity of DUSA Pharmaceuticals, Inc. (the "Company") and its shareholders by offering incentives to its key directors, employees and consultants of the Company who are primarily responsible for the growth of the Company and to attract and retain qualified directors, employees and consultants of the Company and thereby benefit its shareholders based on the growth of the Company.


                            ARTICLE II - DEFINITIONS

         Unless the context indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

     (a) "Award" shall mean grants under this Plan that provide the participants with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean deliberate, willful or gross misconduct.

     (d) A "Change of Control" shall be deemed to have taken place upon (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.

     (e) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     (f) "Committee" shall mean, collectively, the Board, or any Committee of two or more Non-Employee Directors, that may be designated by the Board to administer the Plan.

     (g) "Common Stock" shall mean all classes of stock, without par value, including convertible preferred, stock purchase warrants and all common stock equivalents.

     (h) "Consultant" shall mean any person who (i) is engaged to perform services for the Company or its Subsidiaries, other than as an Employee or Director, or (ii) has agreed to become a consultant within the meaning of clause
(i).

     (i) "Director" shall mean any member of the Board.

     (j) "Disability" shall mean inability to perform the services required hereunder due to mental or physical disability which continues for either (i) a total of 180 working days during any 12-month period or (ii) 150 consecutive working days.

     (k) "Employee" shall mean (i) any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

     (m) "Fair Market Value" of the Common Stock on a given date shall be based upon, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation).

     (n) "Grantee" shall mean a person granted an Award under the Plan.

     (o) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

     (p) "1933 Act" shall mean the Securities Act of 1933; as amended.

     (q) "Non-Employee Director" shall mean a non-employee director as defined in Exchange Act Rule 16b-3(b)(3)(i).

     (r) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock that is not an ISO.

     (s) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan. Each option is exercisable into one share of Common Stock of the Company.

     (t) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

     (u) "Performance Awards" shall mean grants under the Plan, payable in cash, Common Stock, other securities or other awards and shall confer on the holder there of the right to receive payments, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

     (v) "Restricted Stock" shall mean Common Stock subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     (w) "SAR" shall mean a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

     (x) "Subsidiary" shall mean (i) any corporation with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such Company, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause
(i).



                          ARTICLE III - ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power
(i) to select the Employees, Consultants and Directors who will participate in the Plan and to make Awards to such Employees, Consultants, and Directors, (ii) to determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan, and (iii) to resolve all questions relating to the administration of the Plan. The interpretation of and application by the Committee of any provision of the Plan shall be final and conclusive. The Committee may in its discretion establish such rules and guidelines relating to the Plan as it may deem desirable. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted hereunder. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.



             ARTICLE IV - SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Article XV, the maximum number of shares with respect to which the Awards may be granted under the Plan shall not exceed fifteen percent (15%) of the number of shares of Common Stock outstanding. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the participant has realized any benefits of ownership from such Common Stock. Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be stock that is authorized but previously unissued or stock reacquired by the Company or both.

                             ARTICLE V - ELIGIBILITY

     The individuals who shall be eligible to participate in the Plan shall be Employees, Consultants and Directors of the Company. An Employee, Consultant or Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.


        ARTICLE VI - GRANTS OF STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

     The Committee may grant Options, as follows, which may be designated as (i) NQSOs or (ii) ISOs intended to qualify under Code Section 422:

     (a) NONQUALIFIED STOCK OPTIONS. A NQSO is a right to purchase a specified number of shares of Common Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price determined by the Committee that, unless deemed otherwise by the Committee, is not less than the Fair Market Value of the Common Stock on the date the option is granted. NQSOs granted to Employees and Consultants shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

         (i) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

         (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee and (B) the Committee may also permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the purchase price of such Common Stock.

     (b) INCENTIVE STOCK OPTIONS. An ISO is an Award in the form of an Option to purchase Common Stock that complies with the requirements of Code Section 422 or any successor section.

         (i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Common Stock subject to ISOs which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that ISOs granted to an employee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

         (ii) No ISO may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted or the date this Plan is approved by shareholders, whichever is earlier.

         (iii)    No ISO may be exercisable more than:

                  (A) in the case of an Employee who is not a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted; ten (10) years after the date the ISO is granted; and

                  (B) in the case of an Employee who is a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted, five (5) years after the date the ISO is granted.

         (iv) The exercise price of any ISO shall be determined by the Committee and shall be no less than:

                  (A) in the case of an Employee who is not a Ten Percent Shareholder, on the date the ISO is granted, the Fair Market Value of the Common Stock subject to the ISO on such date; and

                  (B) in the case of an Employee who is a Ten Percent Shareholder, on the date the ISO is granted, not less than 110 percent of the Fair Market Value of the Common Stock subject to the ISO on such date.

         (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO.

         (vi) ISOs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.


 ARTICLE VII - GRANTS OF STOCK APPRECIATION RIGHTS TO EMPLOYEES AND CONSULTANTS

     An SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

     (i) The amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

     (ii) In the case of an SAR granted in tandem with an ISO to an Employee or Consultant who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

     (iii) The applicable percentage and exercise price shall be established by the Committee at the time the SAR is granted.

     (iv) SARs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.


     ARTICLE VIII - GRANTS OF RESTRICTED STOCK TO EMPLOYEES AND CONSULTANTS

     Restricted Stock is Common Stock of the Company that is issued to a participant at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.


     ARTICLE IX - GRANTS OF PERFORMANCE AWARDS TO EMPLOYEES AND CONSULTANTS

     A Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.


           ARTICLE X - GRANTS OF OTHER STOCK-BASED INCENTIVE AWARDS TO
                           EMPLOYEES AND CONSULTANTS

     The Committee may from time to time grant Awards under this Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee will determine the price of any Award and may accept any lawful consideration.


                ARTICLE XI - GRANTS OF STOCK OPTIONS TO DIRECTORS

     (a) Directors of the Company shall be eligible to receive NQSOs under the Plan. Each individual who agrees to become a Director shall receive, without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 15,000 shares of Common Stock at an exercise price equal to the Fair Market Value. Thereafter, on the day after the annual meeting of shareholders, each person who is a continuing Director on any such date shall receive, without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 10,000 shares of Common Stock.

     (b) The exercise price of each share of Common Stock subject to a NQSO granted to a Director shall equal the Fair Market Value of a share of Common Stock on the date such NQSO is granted. The option price of a NQSO granted to a Director may be paid in accordance with Article VI (a) (i) and (ii) of the Plan.

     (c) Each automatic NQSO granted to a Director shall vest in full on the date of the grant. The NQSOs to directors shall have a term not to exceed ten
(10) years from the date of grant, or, if later, the date the Grantee becomes a Director. Notwithstanding the exercise period of any NQSO granted to a Director, all such NQSOs shall immediately become exercisable upon (i) the death of a Director while serving as such, or (ii) a Change of Control.


                        ARTICLE XII - EXERCISE OF OPTIONS

     Options granted under the Plan may be exercised by a Grantee only while the Employee, Consultant or Director is and, continuously since the date the Option was granted, has been an Employee, Consultant or Director of the Company or one of its subsidiaries, except that:

     (i) if the Grantee's termination of employment is other than for Cause, any Options held by the Grantee may be exercised, to the extent then exercisable, for a period of three months after the date of such termination of employment;

     (ii) if such termination of employment is by reason of retirement or disability, any Options held by the Grantee at the time of death or disability will be exercisable for a period of 12 months after the date of such termination of employment;

     (iii) in the event of death after termination of employment pursuant to (i) or (ii) above, the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution shall have a period of three years from the date of termination of the Grantee's employment to exercise any Options which the Grantee could have exercised during such period; and

     (iv) in the event of the death of an Grantee while employed, any Options then held by the Grantee shall become fully and immediately exercisable and may be exercised by the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution for a period of three years after the Grantee's death. In no event, however, shall any Option be exercisable after the date specified in Article VI, as applicable.

         An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the option agreement pursuant to which the Option was granted.

         In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant (or the person or persons to whom any deceased participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.


                         ARTICLE XIII - AWARD AGREEMENTS

         Each Award granted under the Plan shall be evidenced by an Award agreement between the Grantee and the Company, setting forth the number of shares of Common Stock, SARs, or units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate.


                          ARTICLE XIV - TAX WITHHOLDING

         The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the participant.

                    ARTICLE XV - DILUTION OR OTHER ADJUSTMENT

         If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Board of Directors of the Company shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder. In the case of any ISO, such action shall be taken only in the manner and to the extent permitted by Sections 422 and 424 of the Code. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, in the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted. In the case of any ISO, any such adjustment in the shares or other securities subject to the ISO (including any adjustment in the Option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code.


                           ARTICLE XVI - ASSIGNABILITY

         No Award granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and Awards shall be exercisable during the Grantee's lifetime only by the Grantee.



                     ARTICLE XVII - AMENDMENT OR TERMINATION

         The Board of Directors of the Company may at any time amend, suspend or terminate the Plan subject to the regulatory requirements of the United States Securities and Exchange Commission and the National Association of Securities Dealers or other applicable federal or state regulatory authority, provided, however, that no change in any Awards previously granted may be made without the consent of the holder thereof.



                       ARTICLE XVIII - GENERAL PROVISIONS

         (a) Common Stock acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable transfer restrictions under applicable Canadian or United States federal securities laws, under the requirements of any national securities exchange or market upon which such Common Stock are then listed and/or traded, and under any blue sky or state securities laws applicable to such Common Stock. If the instrument evidencing the Option so provides, Common Stock issued on exercise of an Option granted under the Plan may upon issuance be subject to additional restrictions.

         (b) At the discretion of the Board of Directors, the Options and the shares of Common Stock received upon exercise of an Option shall be registered with the United States Securities and Exchange Commission and any applicable state securities law commission. In the absence of such registration, both the Options and the shares of Common Stock underlying the Options: 1) will be issued only pursuant to an exemption from registration; 2) cannot be sold, pledged, traded or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; 3) will bear an appropriate restrictive legend to that effect. Individuals receiving Options may be required to sign an investment letter satisfactory to the Board of Directors at the time the Options are exercised, and may be required to comply with any other requirements for an exemption under the Securities Act of 1933 and any applicable state securities law exemption.

         (c) The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted under the Plan, shall be added to the Company's general funds and used for general corporate purposes.

         (d) No Awards may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

         (e) No Award recipient shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

         (f) Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee, Consultant or Director any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

                          ARTICLE XIX - EFFECTIVE DATE

         The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.



                            ARTICLE XX - TERMINATION

         No Award may be granted under the Plan on or after the date which is ten years following the effective date specified in Article XIX, but Awards previously granted may be exercised in accordance with their terms.


Adopted this - th day of June, 1998

                                    EXHIBIT B

            AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION


Article THIRD of the Certificate of Incorporation which reads:

          THIRD: The aggregate number of shares of which the Corporation shall have authority to issue is 20,000,000 shares of common stock.

is amended to read in full as follows:

         THIRD: The aggregate number of shares of which the Corporation shall have authority to issue is 100,000,000 shares; 40 million of which shall be Common Stock and 60 million of which the Board of Directors of the Corporation shall have the power, and is hereby authorized, to divide into classes and into series within any class or classes, to determine the designation and the number of shares of any class or series, to determine the relative rights, preferences and limitations of the shares of any class or series, including, but not limited to, the convertibility of any shares of one class or series into shares of another class or series, and to change the designation or number of shares, or the relative rights, preferences, or limitations of the shares, of any theretofore established class or series, no shares of which have been issued, all to the fullest extent and in the manner provided by the New Jersey Business Corporation Act, as heretofore or hereafter amended. Any and all authorized shares of the Corporation may be issued and sold in such manner, in such amounts and proportions, and for such consideration, as from time to time may be fixed and determined by the Board of Directors of the Corporation, and any shares, when so issued, shall be fully paid and nonassessable.

and Article EIGHTH of the Certificate of Incorporation is hereby amended by adding the following:

         EIGHTH: Any one or more directors of the Corporation may be removed only with cause at any time by an affirmative vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote thereon, or removed with cause at any time by a majority of the whole Board, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in the By-laws of the Corporation.


                      AMENDMENTS TO THE COMPANY'S BY-LAWS

The Company's By-laws which reads:

         Article II, Section 1, Paragraph 1 Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of at least one and up to any number that the Board of Directors may determine from time to time.

is amended in full to read as follows:

         Article II, Section 1, Paragraph 1 Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of at least 5 and up to 9 members, as determined from time to time by the Board of Directors.

and which reads:

         Article II, Section 1, Paragraph 5 Number, Quorum, Term, Vacancies, Removal. Any one or more directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, or removed with cause at any time by a majority of the whole Board, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-laws.

is amended in full to read as follows:

         Article II, Section 1, Paragraph 5 Number, Quorum, Term, Vacancies, Removal. Any one or more directors of the Corporation may be removed with cause at any time by an affirmative vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote thereon, or removed with cause at any time by a majority of the whole Board, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-laws.

PRELIMINARY COPY FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION

                           DUSA PHARMACEUTICALS, INC.
                          PROXY FOR 1998 ANNUAL MEETING
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints D. Geoffrey Shulman, MD, FRCPC and James P. Doherty, BSc or any one of them, each with power of substitution, proxies to vote all shares of Common Stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the "Company") to be held on Thursday, June 11, 1998, at 11:00 a.m. at the Hotel Inter-Continental, Madison Room, Third Floor, located at 111 East 48th Street, New York, New York.

SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.

     The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this Proxy will be cast FOR Items 1, 2, 3, 4, 5, 6 and 7.

1.   Election of Directors

     Nominees: D. Geoffrey Shulman, MD, FRCPC; John H. Abeles, MD; James P.
               Doherty, BSc; Jay M. Haft, Esq.; and Richard C. Lufkin, SB, MBA.

                               (Mark Only One Box)

     [ ] FOR all nominees listed above
     [ ] WITHHOLD Authority to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.

------------------------------------------------------------------

2. Ratification of the selection of Deloitte & Touche LLP as auditors for the Company for fiscal year 1998.


         [ ] For       [ ] Against                       [ ] Abstain
-------------------------------------------------------------------------------


3.   Ratification of the amendments to the 1996 Omnibus Plan, as amended.

         [ ] For       [ ] Against                       [ ] Abstain
-------------------------------------------------------------------------------


                             [REVERSE SIDE OF CARD]

4. Approval of an amendment to the Company's Certificate of Incorporation which increases the authorized capital stock of the Company, without par value, from 20,000,000 common shares to 100,000,000 shares which may be designated into classes or series.

         [ ] For       [ ] Against                       [ ] Abstain
-------------------------------------------------------------------------------


5. Approval of an amendment to the Company's Certificate of Incorporation and corresponding amendment to the Company's By-laws which would entitle shareholders to remove members of the Board of Directors only for cause.

         [ ] For       [ ] Against                       [ ] Abstain
-------------------------------------------------------------------------------


6. Approval of an amendment to the Company's By-laws fixing the range of the number of members of the Board of Directors to at least five and up to nine members.

         [ ] For       [ ] Against                       [ ] Abstain
-------------------------------------------------------------------------------


7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     PLEASE SIGN HERE as your name appears in this Proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.

                                              --------------------------------
                                              Date

                                              --------------------------------
                                              Signature of Shareholder

                                              --------------------------------
                                              Signature if held jointly